Exhibit 16.1
March 1, 2021
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Ladies and Gentlemen:
We have read the section titled “Change in Accountants” of the Registration Statement on Form S-1 dated March 1, 2021, of SEMrush Holdings, Inc. and are in agreement with the statements contained in the first, third, fourth and fifth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.
/s/ Ernst & Young LLC
Moscow, Russian Federation